UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38029 (Commission File Number)	33-1229046 (I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2019, Akoustis Technologies, Inc. (the “Company”), through its wholly-owned subsidiary, executed a Purchase Order and Agreement of Sale (collectively, the “Purchase Order”) to purchase an automated production bonding system (the “System”), which will be used in the wafer bonding process in production of the Company’s radio frequency filter products, from EV Group, Inc. (“EVG”) for an undisclosed purchase price (the “Purchase Price”). The Purchase Price covers shipping costs and duties and includes the costs of installation, training and standard warranty coverage.

The Company will remit 30% of the Purchase Price upon confirmation of the order by EVG and expects to satisfy the remainder of the Purchase Price when due in accordance with the terms of the Purchase Order with either cash on hand and/or through debt or other financing arrangements. An additional 60% of the Purchase Price will be due upon inspection of the System at EVG’s facilities prior to shipment, and the final 10% of the Purchase Price will be due upon completion of testing of the System upon arrival at the Company or within 30 days after delivery, whichever comes first. Pursuant to the Purchase Order, the System will be made ready for delivery by the second calendar quarter of 2020.

Performance of the System is required to be demonstrated to mutually agreed and defined performance specifications. The System will be subject to an on-site acceptance test to prove that it meets the agreed specifications. In addition, EVG is required to indemnify the Company against certain third-party claims arising from the System’s infringing upon intellectual property rights.

The Company plans to file a copy of the Purchase Order as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2019. The foregoing description of the Purchase Order does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Order once filed, and which upon filing will be incorporated herein by reference. The Company intends to redact certain portions of the Purchase that are not material and would be competitively harmful if publicly disclosed pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are intended to be covered by the “safe harbor” created by those sections. Such forward-looking statements include, but may not be limited to, statements regarding delivery of the System and the Company’s payment of the Purchase Price. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management’s current beliefs, expectations and assumptions and are subject to risks and uncertainties. These and other risks and uncertainties are described in more detail in the Part I, Item 1A - Risk Factors of the Company's most recent Annual Report on Form 10-K. Considering these risks, uncertainties and assumptions, the forward-looking statements regarding future events and circumstances discussed in this report may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this report speak only as of the date hereof and, except as required by law, the Company undertakes no obligation to update publicly or privately any forward-looking statements, whether written or oral, for any reason after the date of this report to conform these statements to new information, actual results or to changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.
Date: October 29, 2019	By:	/s/ Kenneth Boller
	Name:	Kenneth Boller
	Title:	Interim Chief Financial Officer

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